  As filed with the Securities and Exchange Commission on November 22, 1999
                                              Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              QUEST SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                                    33-0231678
(State or other jurisdiction                  (IRS Employer Identification No.)
of incorporation or organization)

                            8001 IRVINE CENTER DRIVE
                                IRVINE, CA 92618
               (Address of principal executive offices) (Zip Code)

                                  ------------

                            1999 STOCK INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                   INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                                  ------------

                                VINCENT C. SMITH
                             CHIEF EXECUTIVE OFFICER
                              QUEST SOFTWARE, INC.
                            8001 IRVINE CENTER DRIVE
                                IRVINE, CA 92618
                     (Name and address of agent for service)
                                 (949) 754-8100
          (Telephone number, including area code, of agent for service)

                                  ------------

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                      Proposed             Proposed
                 Title of                                             Maximum              Maximum
                Securities                        Amount              Offering            Aggregate        Amount of
                   to be                           to be               Price               Offering      Registration
                Registered                     Registered(1)        per Share(2)           Price(2)          Fee
                ----------                     -------------        ------------          ----------     ------------
1999 Stock Incentive Plan
Common Stock                                    7,493,400 shares       $65.75           $492,691,050        $136,968.12

International Employee Stock Purchase Plan
Common Stock                                    100,000 shares         $65.75             $6,575,000          $1,827.85

1999 Employee Stock Purchase Plan
Common Stock                                      500,000 shares       $65.75            $32,875,000          $9,139.25
==========================================================================================================================
                                                                                  Aggregate Registration Fee:  $147,935.22

==========================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Stock Incentive Plan, 1999 Employee Stock Purchase Plan or International Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, (the "1933 Act") on the basis of the average of the high and low selling prices of Registrant's Common Stock on November 15, 1999 as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     Quest Software, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Registration Statement No. 333-80543 on Form S-1 filed with the Commission on June 11, 1999, as amended on Forms S-1/A filed with the Commission on June 30, 1999, July 22, 1999, August 6, 1999 and August 11, 1999, respectively;

         (b) The Registrant's prospectus filed with the Commission pursuant to Rule 424(a) promulgated under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registrant's Registration Statement No. 333-80543, in which there is set forth the audited financial statements for the Registrant's fiscal year ended December 31, 1998; and

         (c) The Registrant's Registration Statement No. 000-26937 on Form 8-A filed with the Commission on August 4, 1999 pursuant to
                  Section 12(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         The Registrant's Amended and Restated Articles of Incorporation limit the personal liability of its directors for monetary damages to the fullest extent permitted by the California General Corporation Law. Under California law, a director's liability to a company or its shareholders may not be limited:

     o for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

     o for acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director;

     o for any transaction from which a director derived an improper personal benefit;

     o for acts or omissions that show a reckless disregard for the director's duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing the director's duties, of a risk of serious injury to the company or its shareholders;

     o for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the company or its shareholders;

     o under Section 310 of the California General Corporation Law concerning contacts or transactions between the company and a director; or

     o under Section 316 of the California General Corporation Law concerning directors' liability for improper dividends, loans and guarantees.

The limitation of liability does not affect the availability of injunctions and other equitable remedies available to the Registrant's shareholders for any violation by a director of the director's fiduciary duty to the Registrant or its shareholders.

         The Registrant's Articles of Incorporation also include an authorization for it to indemnify its "agents" (as defined in Section 317 of the California General Corporation Law) through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, the Registrant's Amended and Restated Bylaws provide for indemnification of its directors, officers and employees. In addition, the Registrant may, at its discretion, provide indemnification to persons whom the Registrant is not obligated to indemnify. The Amended and Restated Bylaws also allow the Registrant to enter into indemnity agreements with individual directors, officers, employees and other agents. Indemnity agreements have been entered into with all directors and certain executive officers and provide the maximum indemnification permitted by law. The Registrant also currently maintains directors' and officers' liability insurance. These agreements, together with the Registrant's Amended and Restated Bylaws and Amended and Restated Articles of Incorporation, may require the Registrant, among other things, to indemnify its directors and executive officers, other than for liability resulting from willful misconduct of a culpable nature, and to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification.
Section 317 of the California General Corporation Law and the Registrant's Amended and Restated Bylaws and its indemnification agreements make provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities, including reimbursement of expenses incurred, arising under the 1933 Act.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibit Number          Exhibit

          4 Instruments Defining the Rights of Shareholders. Reference is made to the Registrant's Registration Statement No. 000-26937 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

          5    Opinion and consent of Brobeck, Phleger & Harrison LLP.

        23.1   Consent of Deloitte & Touche LLP, Independent Accountants.

        23.2   Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.

          24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

        99.1   1999 Stock Incentive Plan.

        99.2   1999 Employee Stock Purchase Plan.

        99.3   International Employee Stock Purchase Plan.

Item 9.  Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1999 Stock Incentive Plan, 1999 Employee Stock Purchase Plan or International Employee Stock Purchase Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California on this 22nd day of November, 1999.

                                      QUEST SOFTWARE, INC.


                                      By:   /s/ David M. Doyle
                                         -------------------------------------
                                          David M. Doyle
                                          President and Secretary



                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Quest Software, Inc., a California corporation, do hereby constitute and appoint David M. Doyle and John
J. Laskey, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                         Title                                  Date

/s/ Vincent C. Smith                              Chief Executive Officer (Principal     November 22, 1999
----------------------------------------------    Executive Officer) and Chairman of
Vincent C. Smith                                  the Board



/s/ David M. Doyle                                President, Secretary and Director      November 22, 1999
---------------------------------------------
David M. Doyle


/s/ John J. Laskey                                Chief Financial Officer                November 22, 1999
---------------------------------------------     (Principal Financial and Accounting
John J. Laskey                                    Officer) and Vice President, Finance

Signature                                         Title                                  Date


                                                  Director
-------------------------------------------
Doran G. Machin


/s/ Jerry Murdock, Jr.                            Director                               November  22, 1999
------------------------------------------
Jerry Murdock, Jr.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                              QUEST SOFTWARE, INC.

                                  EXHIBIT INDEX

    Exhibit Number          Exhibit
    --------------          -------
          4         Instruments Defining the Rights of Shareholders. Reference
                    is made to the Registrant's Registration Statement No.
                    000-26937 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item
                    3(c) to this Registration Statement.

          5         Opinion and consent of Brobeck, Phleger & Harrison LLP.

         23.1       Consent of Deloitte & Touche LLP, Independent Accountants.

         23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.

          24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

         99.1       1999 Stock Incentive Plan.

         99.2       1999 Employee Stock Purchase Plan.

         99.3       International Employee Stock Purchase Plan.